UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 9, 2025
DEXCOM, INC.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware	000-51222	33-0857544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)
(858) 200-0200
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DXCM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On May 9, 2025, Jacob S. Leach was promoted to President and Chief Operating Officer of DexCom, Inc. (the “Company”) effective immediately. Mr. Leach reports to Kevin Sayer, who continues to serve as the Company’s Chief Executive Officer and Chairman of the Board of Directors of the Company (the “Board”).
In connection with this promotion, Mr. Leach received a raise to an annual base salary of $800,000 and will be eligible to receive an annual cash performance bonus. The target amount for Mr. Leach’s annual cash performance bonus will be equal to 100% of his annual base salary, with the actual bonus amount to be determined by the compensation committee of the Board. In addition, Mr. Leach remains eligible to participate in the employee benefit plans that the Company offers its other employees, as well as the Company’s Amended and Restated Severance & Change in Control Plan.
Information regarding Mr. Leach’s biographical, family relationship, and related party transactions is set forth in the Company’s definitive proxy statement filed on March 27, 2025, and such information is incorporated herein by reference. A copy of the press release dated May 13, 2025 announcing the foregoing management changes is attached hereto as Exhibit 99.1.
ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Number	Description

99.1	Press release dated May 13, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEXCOM, INC.

By:	/s/ JEREME M. SYLVAIN Jereme M. Sylvain Executive Vice President, Chief Financial Officer

Date:	May 13, 2025